Exhibit 32.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of JDS Uniphase Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin J. Kennedy, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the date hereof and for the periods indicated in the Report.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: November 8, 2006

/s/ Kevin J. Kennedy
Kevin J. Kennedy Chief Executive Officer